Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

FIFTH THIRD BANCORP
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, no par value	Other (457(c) and 457(h))	55,000,000 (2)	$35.14 (4)	$1,932,700,000 (4)	$147.60 per $1,000,000	$285,266.52
Equity	Common Stock, no par value	Other (457(c) and 457(h))	15,000,000 (3)	$35.14 (4)	$527,100,000 (4)	$147.60 per $1,000,000	$77,799.96
Total Offering Amounts					$2,459,800,000		$363,066.48
Total Fee Offsets (5)					—
Net Fee Due					$2,459,800,000		$363,066.48

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 shall also cover any additional shares of the common stock (the “Common Stock”) of Fifth Third Bancorp (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)Represents shares that may be issued under the Fifth Third Bancorp 2024 Incentive Compensation Plan, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of such plan.

(3)Represents shares that may be issued under the Fifth Third Bancorp 2024 Employee Stock Purchase Plan, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of such plan.

(4)Determined pursuant to Rule 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on April 10, 2024, rounded to the nearest cent.

(5)The Registrant does not have any fee offsets.